Exhibit 2.2

ENCORE CAPITAL GROUP, INC.
3111 Camino Del Rio North, Suite 103
San Diego, California 92108
March 23, 2016
PRIVATE & CONFIDENTIAL
Partners in Prophet, LTD
c/o Prophet Capital Management LLP
5000 Plaza on the Lake Blvd. Suite 180
Austin, Texas 78746
Attn: Chief Operations Officer
Re: Consent and Waiver Letter Agreement
Ladies and Gentlemen:
Reference is hereby made to that certain Securities Purchase Agreement (the “SPA”) dated as of February 19, 2016 by and among TL Funding Partners LP, TL Funding Partners LP‑Series OP, TL Funding Partners LP-Series TL, TL Funding Partners LP-Series REO (each a “Purchaser” and collectively, “Purchasers”), Encore Capital Group, Inc. (“Seller”) and, solely for purposes of Section 2.1 of the SPA, Propel Acquisition LLC (the “Merged Entity”) and Propel Financial Services, LLC (“PFS”). Purchaser (including TL Funding Partners 1 LLC and TL Funding Partners 2 LLC), Seller, the Merged Entity and PFS are each referred to herein as a “Party” and, collectively, are referred to herein as the “Parties.” All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the SPA. In consideration of the Parties’ agreement to proceed with the transactions contemplated by the SPA, by execution of this Consent and Waiver Letter Agreement (this “Letter Agreement”), each of the Parties does hereby agree as follows:
1.    Seller Notifications, Representations and Covenants.
(a)    The Seller has notified the Purchasers that (i) the Merged Entity is not classified as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(a) and (ii) consequently, Seller is not in compliance with certain provisions of the SPA (the “Breach”).
(b)    The Seller hereby represents that (i) the Merged Entity and certain of its subsidiaries are guarantors with respect to (a) that certain Second Amended and Restated Credit Agreement dated as of February 25, 2014 by and among Seller, Suntrust Bank (as administrative agent) and the Lenders party thereto (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Encore Credit Agreement”) and (b) that certain Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 9, 2013, between the Encore Capital Group, Inc., on the one hand, and the Purchasers named therein, on the other hand (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Encore Note Purchase Agreement” and together with the Encore Credit Agreement, the “Encore Obligations”) and (ii) that, in addition, the limited liability company interests of the Merged Entity and certain of its subsidiaries have been pledged as part of the collateral with respect to the Encore Obligations (such guarantees and pledges in respect of the Encore Obligations, collectively, the

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“Subsidiary Guarantees and Pledges”). Seller hereby agrees that the Subsidiary Guarantees and Pledges shall be fully released at the Closing by amendments to the Encore Obligations executed prior to the Closing and that, at the Closing, UCC-3 termination statements shall be filed with respect to each such pledge.
2.    Reimbursement of Severance. The Parties agree that at the Closing, (i) the Purchasers shall deliver to Seller, separate, apart from and in addition to the Purchase Price, an amount equal to $79,700.00 in order to reimburse Seller for certain severance costs incurred by Seller and (ii) the Seller shall deliver to the Purchasers an amount equal to $15,000.00, as reimbursement for certain costs and expenses, including legal and accounting fees, incurred by the Purchasers in connection with the negotiation and execution of this Letter Agreement. The payment required to be made by Seller pursuant to the preceding sentence shall be netted against the payment required to be made by the Purchasers pursuant to the preceding sentence, such that, at the Closing, the Purchasers shall deliver to Seller an amount equal to $64,700.00 and, upon receipt by Seller of such amount, the payment obligations of both the Purchasers and Seller in the preceding sentence shall be deemed satisfied.
3.    Consent to Merger; Specific Amendments to the SPA.
(a)    The Seller covenants that, prior to the Closing, (i) the Merged Entity shall be merged with and into Propel Acquisition II, LLC, a Delaware limited liability company (the “Surviving Company”), pursuant to the Certificate of Merger attached hereto as Exhibit A, with the Surviving Company being the surviving limited liability company (the “Merger”), (ii) the Surviving Company shall be classified as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(a) and (iii) the Surviving Company shall be renamed “Propel Acquisition LLC”. The Parties agree that the Surviving Company shall be included as an “Acquired Company” within the meaning of that term in the SPA. The Purchasers hereby expressly consent to the Merger in accordance with Section 6.1 of the SPA.
(b)    The Parties further agree that, immediately as of the effective time of the Merger and without any further action the SPA (including the Schedules and Exhibits thereto, as applicable) and the Disclosure Schedule thereto shall be amended as set forth in Exhibit B attached hereto.
4.    Waiver of Rights under the SPA.
(a)    Subject to the performance prior to the Closing of the covenants made by the Seller in Sections 1(b) and 3 of this Letter Agreement, each Purchaser hereby waives any and all rights that it may have (i) against the Seller or any Affiliate of the Seller under the SPA that arise in connection with or result from the Breach or the Merger, (ii) any rights such Purchaser may have as a result of a failure of a condition set forth in Section 7.1(a) of the SPA to the extent such failure occurs as a result of the Breach or the Merger or (iii) to terminate the SPA pursuant to Article 9 of the SPA in connection with the Breach or the Merger; provided, however, that nothing in this Letter Agreement shall limit or otherwise diminish Seller’s indemnification obligations or the ability of the Purchasers to rely on and seek indemnification pursuant to Article 10 and 11 of the SPA. Seller shall indemnify Purchasers against all Losses to the extent arising from the Breach or the Merger, such indemnification obligation shall survive for the maximum period permitted by applicable law, and the limitations set forth in the SPA with respect to certain indemnification obligations, including, without limitation, those set forth in Section 10.5 of the SPA, shall not apply.

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(b)    Subject to the performance at or prior to the Closing of the covenants made by the Seller in Section 1(b) and 3 of this Letter Agreement, each Purchaser hereby waives (i) any rights such Purchaser may have as a result of a failure of a condition set forth in Section 7.1(a) of the SPA to the extent such failure occurs as a result of the existence of the Subsidiary Guarantees and Pledges prior to the Closing; and (ii) any right such Purchaser may have to terminate the SPA pursuant to Article 9 of the SPA in connection with a material breach of, or material inaccuracy in, any representation or warranty of Seller arising out of the existence of the Subsidiary Guarantees and Pledges. For the avoidance of doubt, nothing herein shall limit or otherwise diminish (i) Seller’s indemnification obligations under Article 10 of the SPA and Purchasers’ right to seek indemnification for Losses resulting from or arising out of the Subsidiary Guarantees and Pledges or (ii) Seller’s obligation pursuant to Section 2.1 of the SPA to sell, transfer and deliver the Purchased Securities to Purchaser free and clear of all Security Interests other than restrictions on transfer arising under applicable federal and securities Laws. Seller shall indemnify the Purchasers against all Losses to the extent arising out of the existence of the Subsidiary Guarantees and Pledges, such indemnification obligation shall survive for the maximum period permitted by applicable law, and the limitations set forth in the SPA with respect to certain indemnification obligations, including, without limitation, those set forth in Section 10.5 of the SPA, shall not apply.
(c)    Each Purchaser hereby waives any and all rights that it may have under the SPA against the Seller or any Affiliate of the Seller (including any right to be indemnified pursuant to Article 10 of the SPA) that arise in connection with or result from the amendment to Schedule I to the SPA enacted by this Letter Agreement, including any claims arising from any inaccuracy or breach of representation or warranty in the SPA that arises from such amendment.
5.    Representations and Warranties. Each Party, severally and on its own behalf, represents and warrants as follows:
(a)    it has full power and authority to execute and deliver this Letter Agreement and to perform its obligations hereunder;
(b)    this Letter Agreement has been duly authorized, executed and delivered by it;
(c)    such execution, delivery and performance do not violate or conflict with any applicable law, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(d)    all governmental and other consents that are required to have been obtained by it with respect to this Letter Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(e)    its obligations under this Letter Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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6.    Letter Binding and Controlling. This Letter Agreement is binding on and enforceable against each Party. Notwithstanding any contrary provisions in the SPA, in the event of a conflict between the provisions of this Letter Agreement and the SPA, the provisions of this Letter Agreement shall control.
7.    No Third-Party Beneficiaries. This Letter Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
8.    Succession and Assignment. This Letter Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Neither this Letter Agreement nor any of the rights, interests or obligations of any Party may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of each other Party, and any such assignment without such prior written consent shall be null and void.
9.    Headings. The section headings contained in this Letter Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Letter Agreement.
10.    Governing Law. This Letter Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.
11.    WAIVER OF JURY TRIAL.
(a)    WAIVER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b)    CERTIFICATION. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.
12.    Amendments and Waivers. No amendment or waiver of any provision of this Letter Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty

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or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
13.    Severability. Any term or provision of this Letter Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Letter Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
14.    Construction. The Parties have jointly participated in the negotiation and drafting of this Letter Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Letter Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Letter Agreement.
15.    Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Letter Agreement may be executed by facsimile, photo or electronic signature and such facsimile, photo or electronic signature shall constitute an original for all purposes.

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Please indicate your agreement with the foregoing by signing and returning the enclosed copy of this Letter Agreement.

Very truly yours, ENCORE CAPITAL GROUP, INC. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Executive Vice President, CFO and Treasurer
PROPEL ACQUISITION LLC By: Encore Capital Group, Inc. Its: Manager By: /s/ Jonathan Clark Name: Jonathan Clark Title: Executive Vice President, CFO and Treasurer

PROPEL FINANCIAL SERVICES, LLC
By: Propel Acquisition LLC
Its: Manager
By: Encore Capital Group, Inc.
Its: Manager
By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Executive Vice President, CFO and Treasurer

Signature Page To Consent And Waiver Letter Agreement

PROPEL FUNDING LLC
By: Propel Acquisition LLC
Its: Manager
By: Encore Capital Group, Inc.
Its: Manager
By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Executive Vice President, CFO and Treasurer

Propel Funding LLC hereby agrees and acknowledges that, by execution of this Letter Agreement, Propel Funding LLC hereby becomes joined as a party to the SPA, solely for the purposes of Section 2.1 of the SPA.

PROPEL FUNDING NATIONAL 1, LLC
By: Propel Acquisition LLC
Its: Manager
By: Encore Capital Group, Inc.
Its: Manager
By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Executive Vice President, CFO and Treasurer

Propel Funding National 1, LLC hereby agrees and acknowledges that, by execution of this Letter Agreement, Propel Funding National 1, LLC hereby becomes joined as a party to the SPA, solely for the purposes of Section 2.1 of the SPA.

Signature Page To Consent And Waiver Letter Agreement

ACCEPTED AND AGREED AS OF
THE DATE FIRST WRITTEN ABOVE:

TL FUNDING PARTNERS LP By: Prophet Asset Management LLC Its: General Partner By: /s/ Robert Epstein Name: Robert Epstein Title: Manager
TL FUNDING PARTNERS LP – Series OP By: Prophet Asset Management LLC Its: General Partner By: /s/ Robert Epstein Name: Robert Epstein Title: Manager
TL FUNDING PARTNERS LP – Series TL By: Prophet Asset Management LLC Its: General Partner By: /s/ Robert Epstein Name: Robert Epstein Title: Manager
TL FUNDING PARTNERS LP – Series REO By: Prophet Asset Management LLC Its: General Partner By: /s/ Robert Epstein Name: Robert Epstein Title: Manager

Signature Page To Consent And Waiver Letter Agreement

TL FUNDING PARTNERS 1 LLC

By: Partners in Prophet, Ltd.
By: Prophet Asset Management LLC, its general partner
By:  /s/ Robert Epstein
Name: Robert Epstein
Title: Manager
TL Funding Partners 1 LLC hereby agrees and acknowledges that, by execution of this Letter Agreement, TL Funding Partners 1 LLC hereby becomes joined as a party to the SPA.

TL FUNDING PARTNERS 2 LLC
By: Partners in Prophet, Ltd.
By: Prophet Asset Management LLC, its general partner

By:  /s/ Robert Epstein
Name: Robert Epstein
Title: Manager
TL Funding Partners 2 LLC hereby agrees and acknowledges that, by execution of this Letter Agreement, TL Funding Partners 2 LLC hereby becomes joined as a party to the SPA.

Signature Page To Consent And Waiver Letter Agreement

Exhibit A
Certificate of Merger
See attached.

CERTIFICATE OF MERGER
MERGING
PROPEL ACQUISITION LLC
(a Delaware limited liability company)
INTO
PROPEL ACQUISITION II LLC
(a Delaware limited liability company)

The undersigned limited liability company, duly formed and existing under and by virtue of the Delaware Limited Liability Company Act, does hereby certify that:

FIRST.        The name and jurisdiction of formation or organization and type of entity of each of the constituent entities which is to merge is as follows:

Name	State

PROPEL ACQUISITION LLC	Delaware

PROPEL ACQUISITION II LLC	Delaware

SECOND.    An Agreement of Merger, dated as of March [___], 2016, by and between PROPEL ACQUISITION II LLC and PROPEL ACQUISITION LLC (the “Agreement of Merger”) has been approved and executed by each of the constituent entities which is to merge in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act.

THIRD.    The name of the surviving limited liability company is “PROPEL ACQUISITION II LLC” (the “Surviving Company”).

FOURTH.    The Certificate of Formation of PROPEL ACQUISITION II LLC as in effect immediately prior to the merger shall, from and after the effective time of the merger, be the certificate of formation of the Surviving Company except that such certificate of formation shall be amended to change the name of the Surviving Company to “PROPEL ACQUISITION LLC,” such that Section 1 of the certificate of formation of PROPEL ACQUISITION II LLC as in effect immediately prior to the effective time of the merger shall be deleted in its entirety and replaced with the following:

“1.    The name of the limited liability company is PROPEL ACQUISITION LLC.”

FIFTH.    The executed Agreement of Merger is on file at the principal business of the Surviving Company. The address of the principal place of business of the Surviving Company is 3111 Camino Del Rio North, Suite 1300, San Diego, CA 92018.

SIXTH.    A copy of the Agreement of Merger will be furnished by the Surviving Company on request and without cost, to any member of any constituent limited liability company.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed this [___] day of March 2016.

PROPEL ACQUISITION II LLC

By:____________________________
Name:_________________________
Title:___________________________

Exhibit B
Amendments to the SPA

1.	The preamble of the SPA is hereby amended and restated in its entirety as follows:

“THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 19, 2016, by and between Encore Capital Group, Inc., a Delaware corporation (“Seller”), and the entities (other than Propel Financial Services, LLC (“PFS”)) listed as Assignees in Schedule I attached hereto (collectively (excluding PFS), “Purchaser”), and, solely for the purposes of Section 2.1, PFS, Propel Acquisition LLC (“Propel”), Propel Funding LLC (“Propel Funding”) and Propel Funding National 1, LLC (“PFN 1” and, together with Propel, Propel Funding and PFN 1, the “Transferring Subsidiaries”). Purchaser and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.””

2.	The Disclosure Schedule is hereby amended by adding the following as Schedule 3.1 of the Disclosure Schedule:

“Prior to Closing, Propel Acquisition LLC (the “Merged Entity”) shall be merged with and into Propel Acquisition II, LLC, a Delaware limited liability company (the “Surviving Company”), with the Surviving Company being the surviving limited liability company (the “Merger”). The Surviving Company shall be classified as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(a) and the Surviving Company shall be renamed “Propel Acquisition LLC” and shall be included as an “Acquired Company” within the meaning of that term in this Agreement. The Surviving Company did not exist as of the signing of this Agreement, shall be formed in Delaware in anticipation of the Merger and, other than its formation, shall have no operations of any kind prior to the Merger. Representations and warranties about Acquired Companies in Article 3 and 4 shall be deemed to have been made about the Surviving Company as of the Merger rather than as of the date of this Agreement.”

3.	The Disclosure Schedule is hereby amended by adding the following as Schedule 3.17 of the Disclosure Schedule:

“(d) Prior to the Merger (as defined in Schedule 3.1), the Merged Entity (as defined in Schedule 3.1) was a limited liability company taxable as a corporation and not a disregarded entity for federal and state income tax purposes.

(f) Following the Merger, the Surviving Company (as defined in Schedule 3.1) will become responsible for all of the liabilities of the Merged Entity pursuant to the provisions of the Delaware Limited Liability Company Act. Such liabilities may include the consolidated federal and state income tax liabilities of the consolidated group of which the Seller is the parent for all periods during which the

Merged Entity was a member of such group in accordance with the provisions of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law).”

4.	Clause (b)(ii) of Section 2.6 of the SPA is amended and restated to read in its entirety as follows:

“(ii) Seller shall, and shall direct the Transferring Subsidiaries to, deliver various Assignments of Limited Liability Company Interests, in the forms attached hereto as Exhibit B (or, where required, change the entity names on such form as required to enact the transfers as specified on Schedule I), with respect to the Purchased Securities held by Seller or Transferring Subsidiary (whether or not certificated), duly executed by Seller or the respective Transferring Subsidiary, in each case, so as to enact the transfers as specified on Schedule I;”

5.	Clause (b) of Section 11.8 of the SPA is amended and restated to read in its entirety as follows:

“(b) Seller shall pay and indemnify and hold Purchaser and each Acquired Company (including, for the avoidance of doubt, the Surviving Company (as defined in Schedule 3.1)) harmless from and against all Taxes of (i) any Acquired Company with respect to each and every Pre-Closing Tax Period, including all Taxes allocable to the portion of any Straddle Period ending at the Effective Time and (ii) any member of an affiliated, consolidated, combined, or unitary group of which any Acquired Company (or any predecessor, including the Merged Entity (as defined in Schedule 3.1)) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation.”

6.	Schedule I to the SPA (sometimes referred to therein as Schedule 1) is hereby amended and restated by replacing Schedule I with the document attached hereto as “Amended Schedule I”.

7.	Exhibit E-1 to the SPA is hereby amended and restated by replacing Exhibit E-1 with the document attached hereto as “Amended Exhibit E-1”.

Amended Schedule I

See attached.

Schedule I

Directions on Assignment of Purchased Securities

Name of Assignee	Name of Assignor	Purchased Securities (Subsidiary Securities)	List of Subsidiary(ies)
TL Funding Partners LP	Encore Capital Group Inc.	100% of the limited liability company membership interests of Propel Acquisition, LLC, a Delaware limited liability company	None after following assignments.
TL Funding Partners LP - Series OP	Propel Acquisition LLC	100% of the limited liability company membership interests of Propel Financial Services, LLC, a Texas limited liability company	None after following assignments.
TL Funding Partners LP - Series OP	Propel Acquisition LLC	100% of the limited liability company membership interests of Propel Funding REL, LLC, a Delaware limited liability company	None
TL Funding Partners LP - Series REO	Propel Financial Services, LLC	100% of the limited liability company membership interests of RioProp Holdings, LLC, a Texas limited liability company	None
TL Funding Partners LP - Series TL	Propel Acquisition LLC	100% of the limited liability company membership interests of Propel Funding Holdings 1, LLC, a Delaware limited liability company	• Propel Financial 1, LLC, a Delaware limited liability company
TL Funding Partners LP - Series TL	Propel Acquisition LLC	100% of the limited liability company membership interests of Propel Funding LLC, a Delaware limited liability company
• Propel Funding Texas 2, LLC, a Delaware limited liability company
• PFS Tax Lien Trust 2014-1, a Delaware trust
• Propel Funding Nevada, LLC, a Delaware limited liability company
• Propel Funding Ohio, LLC, a Delaware limited liability company

TL Funding Partners 1 LLC	Propel Funding LLC	100% of the limited liability company membership interests of Propel Funding National 1, LLC, a Delaware limited liability company	None
Propel Financial Services, LLC	Propel Funding National 1, LLC	100% of the beneficial interests of PFS National Tax Lien Trust 2015-1, a Delaware trust	None
Propel Financial Services, LLC	Propel Funding LLC	100% of the limited liability company membership interests of Propel Funding Multistate, LLC, a Delaware limited liability company	None
TL Funding Partners 1 LLC	Propel Financial Services, LLC
100% of the limited liability company membership interests of:

• Desert Tree Capital, LLC, a Delaware limited liability company
• Fireside Funding, LLC, a Delaware limited liability company
• Green Meadow Financial, LLC, a Delaware limited liability company
• Bayfront Investment, LLC, a Delaware limited liability company
• Snowcap Financial, LLC, a Delaware limited liability company
None
TL Funding Partners 2 LLC	Propel Funding LLC	100% of the limited liability company membership interests of PFS Finance Holdings, LLC, a Delaware limited liability company	• PFS Financial 1 Holdings, LLC, a Delaware limited liability company • PFS Financial 2 Holdings, LLC, a Delaware limited liability company

Amended Exhibit E-1
Interim Operating Agreement*

*Exhibit E-1 to this agreement has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of the omitted exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.